UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2015

 ____________________

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of an ongoing corporate restructuring, the Board of Directors (the “Board”) of WPCS International Incorporated (the “Company”) decided to decrease the size of the Board from six directors to four directors. Accordingly, Neil Hebenton resigned from the Board on March 30, 2015. Mr. Hebenton expressed no disagreements with the Company at the time of his resignation. The Company had previously announced the resignation of Kevin Coyle from the Board in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2015. Following these resignations, the Board reduced the size of the Board to four directors.

At the time of their resignations, Mr. Coyle served as the Chairman of the Audit Committee of the Board (the “Audit Committee”), and Mr. Hebenton served as the Chairman of the Nominating Committee of the Board (the “Nominating Committee”). Effective as of March 30, 2015, Charles Benton was appointed the Chairman of the Audit Committee, Norm Dumbroff was appointed the Chairman of the Nominating Committee, and Edward Gildea was appointed the Chairman of the Executive Committee of the Board, replacing Mr. Benton.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: April 3, 2015	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Interim Chief Executive Officer